Exhibit 99.1
VOLCANO CORPORATION REPORTS RECORD QUARTERLY REVENUES; TOTAL YEAR REVENUES REACH $103
MILLION
     (RANCHO CORDOVA, CA), February 13, 2007—Volcano Corporation (NASDAQ: VOLC), a leading provider of intravascular ultrasound (IVUS) and functional measurement (FM) products designed to enhance the diagnosis and treatment of vascular and structural heart diseases, today announced results for the fourth quarter and all of fiscal 2006.
     For the quarter ended December 31, 2006, Volcano reported record quarterly revenues of $29.5 million, a 20 percent increase over revenues of $24.7 million in the fourth quarter a year ago, and a six percent increase over revenues of $27.8 million in the third quarter of 2006. IVUS disposable revenues in the fourth quarter of 2006 increased 25 percent over the fourth quarter of 2005.
     Volcano reported its second consecutive quarter of profitability on a GAAP basis, with net income of $1.4 million, or $0.04 per diluted share, versus a net loss of $6.9 million, or $1.01 per share, in the same quarter a year ago. The company recorded stock-based compensation expense of $901,000 compared with $494,000 in the fourth quarter of 2005. Excluding stock-based compensation expense, Volcano reported net income of $2.3 million, or $0.06 per diluted share, versus a net loss of $6.4 million, or $0.94 per share, in the fourth quarter of 2005. Weighted average diluted shares outstanding were 38.2 million in the fourth quarter of 2006 versus 6.8 million in the same period a year ago. The increase reflects the conversion of preferred stock to common stock, the exercise of warrants, the company’s initial public offering in June 2006 and the completion of a follow on offering in December 2006.
     For all of fiscal 2006, Volcano reported revenues of $103.0 million, a 12 percent increase over revenues of $91.9 million in fiscal 2005. For the year, IVUS disposable revenues increased 23 percent over 2005. Volcano reported a net loss on a GAAP basis of $8.6 million, or $0.41 per share, compared to a net loss of $15.3 million, or $2.28 per share, in 2005. Excluding a non-recurring, non-cash charge of $1.2 million related to the early extinguishment of debt and stock-based compensation expense of $3.2 million, the company reported a net loss of $4.2 million, or $0.20 per share, compared with a net loss of $13.3 million, or $1.99 per share, in 2005. A reconciliation of the company’s GAAP to non-GAAP results can be found in today’s earnings press release on the company’s website at www.volcanocorp.com
     During the fourth quarter of 2006 Volcano completed an equity offering, selling approximately 4.3 million primary shares — including the underwriters’ overallotment — that generated net proceeds to the company of approximately $67.8 million.
     “Our results for the quarter demonstrate the ability of our s5 family of consoles to both gain market share and increase the utilization of IVUS in the diagnosis and treatment of vascular disease,” said Scott Huennekens, president and chief executive officer of Volcano. “Our consoles facilitate the integration of IVUS in the cath lab, and provide ease of use and enhanced functionality for clinicians. With the launch of our Revolution rotational high frequency catheter, we are now the only company offering the market both phased array and rotational catheters. In addition, the enhancements we have made to our functional measurement (FM) offerings are broadening our presence in that market as well,” he continued.
     During the quarter, Volcano announced a collaboration with three leading core labs under which the company will provide IVUS catheters free of charge for use in pivotal trials for drug-eluting stents to facilitate the use of IVUS and demonstrate its value in stent optimization. In addition, the company is in the final trial design for the CHECK study, or Carotid Histology Evaluation and Correlation to patient worKup that will be a registry of stented carotid artery patients in the United States, Japan and Europe who undergo IVUS imaging of their carotid arteries prior to stenting. Volcano expects to enroll the initial patients in the 300-patient study during 2007.
     In addition, the company announced today a distribution agreement with Johnson & Johnson K.K. Medical Company, appointing Cordis Endovascular Systems Japan as a distributor of IVUS products for use in peripheral and endovascular procedures in Japan. Cordis has served as a sub-distributor for Volcano’s IVUS products in these markets for a number of years.
     “Volcano has had an excellent year, marked by the introduction of industry-leading technology, the development of important partnerships, and meaningful progress in our clinical trials,” Huennekens noted.
     “In addition to increasing our presence in the IVUS and FM markets during 2007, we will continue to lay the groundwork for future growth through market opportunities such as stent optimization, IVUS and angiography co-registration, IVUS during diagnostic angiographies, Intra-Cardiac Echo, vulnerable plaque and applications in the carotid and peripheral arteries,” he continued.
Guidance for 2007
     Volcano expects revenues of approximately $120.0 million in 2007. Gross margin for the year is expected to be 60-61 percent and operating expenses to be 68-69 percent of revenues. The company expects to report a net loss on a GAAP basis of approximately $0.15 per share, assuming weighted average basic shares outstanding at year-end of approximately 37.7 million. Excluding stock-based compensation, Volcano expects to report net income of $0.03 per share assuming weighted average diluted shares outstanding at year-end of approximately 41.9 million.
Conference Call
     The company will hold a conference call today at 2 p.m., Pacific Standard Time (5 p.m. Eastern Standard Time). The teleconference can be accessed by calling (913) 981-4913, passcode 9414794, or via the company’s website at www.volcanocorp.com. Please dial in or access the website 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available until February 20 at (719) 457-0820, passcode 9414794, and via the company’s website.

Volcano Corporation
     Volcano Corporation (VOLC), which completed its IPO in June 2006, offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart diseases and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab and single-use phased array and rotational IVUS imaging catheters. Volcano also has unique advanced functionality options, such as tissue characterization—which we refer to as VH—and IVUS and angiography co-registration. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires. Currently, more than 2,500 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at www.volcanocorp.com
Use of Non-GAAP Financial Measures
     This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as the write-off of deferred debt issuance costs, which results from the repayment of certain debt in connection with our initial public offering, will not impact future operating results, and stock-based compensation is a non-cash expense. In addition, our management uses results of operations before these certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial measures in accordance with GAAP.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding Volcano’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the company’s financial guidance for 2007, expectations and outcomes regarding product development and clinical trial programs, market development and product use, regulatory approvals and current and potential partnerships are forward-looking statements involving risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s 10-Q, most recent Registration Statement on Form S-1 and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal B. Rosen
Kalt Rosen & Co.
(415) 397-2686

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$77,738	$15,219
Short term investments available for sale	17,787	—
Accounts receivable, net	21,575	16,001
Inventories	13,423	10,155
Prepaid expenses and other current assets	2,208	1,416

Total current assets	132,731	42,791
Restricted cash	352	309
Property and equipment, net	9,333	9,885
Intangible assets, net	11,946	14,645
Other non-current assets	363	838

	$154,725	$68,468

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$8,209	$11,119
Accrued compensation	5,993	4,437
Accrued expenses and other current liabilities	5,292	4,955
Deferred revenues	2,675	2,173
Current maturities of long-term debt	1,654	3,114

Total current liabilities	23,823	25,798
Long-term debt	66	27,236
Deferred license fee from a related party	1,375	1,625
Other	279	217

Total liabilities	25,543	54,876
Convertible preferred stock	—	63,060
Stockholders’ equity (deficit)	129,182	(49,468)

	$154,725	$68,468

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenues	$29,531	$24,702	$103,048	$91,900
Cost of revenues	11,467	15,007	41,715	47,843

Gross profit	18,064	9,695	61,333	44,057
Operating expenses:
Selling, general and administrative	12,587	9,959	47,614	35,365
Research and development	4,088	4,496	16,923	15,119
Amortization of intangibles	785	772	3,117	3,052

Total operating expenses	17,460	15,227	67,654	53,536

Operating income (loss)	604	(5,532)	(6,321)	(9,479)
Interest expense	(103)	(1,312)	(4,013)	(5,311)
Interest and other income (expense), net	957	(52)	2,029	(401)

Income (loss) before provision for income taxes	1,458	(6,896)	(8,305)	(15,191)
Provision for income taxes	25	21	298	70

Net income (loss)	$1,433	$(6,917)	$(8,603)	$(15,261)

Net income (loss) per share — basic	$0.04	$(1.01)	$(0.41)	$(2.28)

Net income (loss) per share — diluted	$0.04	$(1.01)	$(0.41)	$(2.28)

Weighted-average shares outstanding — basic	34,079	6,834	21,113	6,693

Weighted-average shares outstanding — diluted	38,155	6,834	21,113	6,693

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 2006
		Stock-based
		compensation	Non-GAAP
	GAAP results	expense	results

Revenues	$29,531	$—	$29,531
Cost of revenues	11,467	(109)	11,358

Gross profit	18,064	109	18,173
Operating expenses:
Selling, general and administrative	12,587	(558)	12,029
Research and development	4,088	(234)	3,854
Amortization of intangibles	785	—	785

Total operating expenses	17,460	(792)	16,668

Operating income	604	901	1,505
Interest expense	(103)	—	(103)
Interest and other income, net	957	—	957

Income before provision for income taxes	1,458	901	2,359
Provision for income taxes	25	—	25

Net income	$1,433	$901	$2,334

Net income per share — basic	$0.04	$0.03	$0.07

Net income per share — diluted	$0.04	$0.02	$0.06

Weighted-average shares outstanding — basic	34,079		34,079

Weighted-average shares outstanding — diluted	38,155		38,155

	Three Months Ended December 2005
		Stock-based
		compensation	Non-GAAP
	GAAP results	expense	results

Revenues	$24,702	$—	$24,702
Cost of revenues	15,007	(65)	14,942

Gross profit	9,695	65	9,760
Operating expenses:
Selling, general and administrative	9,959	(254)	9,705
Research and development	4,496	(175)	4,321
Amortization of intangibles	772	—	772

Total operating expenses	15,227	(429)	14,798

Operating income (loss)	(5,532)	494	(5,038)
Interest expense	(1,312)	—	(1,312)
Interest and other income, net	(52)	—	(52)

Income (loss) before provision for income taxes	(6,896)	494	(6,402)
Provision for income taxes	21	—	21

Net income (loss)	$(6,917)	$494	$(6,423)

Net income (loss) per share — basic	$(1.01)	$0.07	$(0.94)

Net income (loss) per share — diluted	$(1.01)	$0.07	$(0.94)

Weighted-average shares outstanding — basic	6,834		6,834

Weighted-average shares outstanding — diluted	6,834		6,834

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

		Twelve Months Ended December 2006
		Stock-based	Write-off of
		compensation	deferred debt
	GAAP results	expense	issuance costs	Non-GAAP results

Revenues	$103,048	$—	$—	$103,048
Cost of revenues	41,715	(348)	—	41,367

Gross profit	61,333	348	—	61,681
Operating expenses:
Selling, general and administrative	47,614	(2,238)	—	45,376
Research and development	16,923	(609)	—	16,314
Amortization of intangibles	3,117	—	—	3,117

Total operating expenses	67,654	(2,847)	—	64,807

Operating income (loss)	(6,321)	3,195	—	(3,126)
Interest expense	(4,013)	—	1,246	(2,767)
Interest and other income, net	2,029	—	—	2,029

Income (loss) before provision for income taxes	(8,305)	3,195	1,246	(3,864)
Provision for income taxes	298	—	—	298

Net income (loss)	$(8,603)	$3,195	$1,246	$(4,162)

Net income (loss) per share — basic	$(0.41)	$0.15	$0.06	$(0.20)

Net income (loss) per share — diluted	$(0.41)	$0.15	$0.06	$(0.20)

Weighted-average shares outstanding - basic	21,113			21,113

Weighted-average shares outstanding - diluted	21,113			21,113

		Twelve Months Ended December 2005
		Stock-based	Write-off of
		compensation	deferred debt
	GAAP results	expense	issuance costs	Non-GAAP results

Revenues	$91,900	$—	$—	$91,900
Cost of revenues	47,843	(258)	—	47,585

Gross profit	44,057	258	—	44,315
Operating expenses:
Selling, general and administrative	35,365	(1,267)	—	34,098
Research and development	15,119	(423)	—	14,696
Amortization of intangibles	3,052	—	—	3,052

Total operating expenses	53,536	(1,690)	—	51,846

Operating income (loss)	(9,479)	1,948	—	(7,531)
Interest expense	(5,311)		—	(5,311)
Interest and other income (expense), net	(401)	—	—	(401)

Income (loss) before provision for income taxes	(15,191)	1,948	—	(13,243)
Provision for income taxes	70	—	—	70

Net income (loss)	$(15,261)	$1,948	$—	$(13,313)

Net income (loss) per share — basic	$(2.28)	$0.29	$—	$(1.99)

Net income (loss) per share — diluted	$(2.28)	$0.29	$—	$(1.99)

Weighted-average shares outstanding - basic	6,693			6,693

Weighted-average shares outstanding - diluted	6,693			6,693

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as the write-off of deferred debt issuance costs, which resulted from the repayment of certain debt in connection with our initial public offering, will not impact future operating results, and stock-based compensation is a non-cash expense. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.